Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        The Securities Act of 1933


                          BLACK HILLS CORPORATION
          (exact name of registrant as specified in its charter)
     South Dakota                                   46-0111677
(State of Incorporation)                 (IRS Employer Identification No.)
                      625 Ninth Street, P.O. Box 1400
                      Rapid City, South Dakota  57709
                 (address of principal executive offices)

                 Registrant's telephone number, including
                        area code:  (605) 348-1700


         EMPLOYEES' STOCK PURCHASE PLAN OF BLACK HILLS CORPORATION
                         (Full title of the plan)


                              DALE E. CLEMENT
                      Senior Vice President - Finance
                          Black Hills Corporation
             625 Ninth Street, Rapid City, South Dakota 57701
                  (Name and address of agent for service)


       It is respectfully requested that the Commission send signed copies of all notices, orders and communications to:

                          DAVID E. MORRILL, Esq.
                       Morrill Brown Thomas & Nooney
             625 Ninth Street, Rapid City, South Dakota  57701


                      CALCULATION OF REGISTRATION FEE


                                   Proposed      Proposed
     Title of                      Maximum        Maximum
    Securities        Amount       Offering      Aggregate    Amount of
      to be           to be          Price       Offering   Registration
    Registered     Registered(1)  Per Share(2)     Price         Fee

   Common Stock   200,000 Shares   $21.825      $4,365,000      $1,506
  ($1 Par Value)

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
2. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon 90% of the average of the high and low prices reported as of September 25, 1995.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Registrant is filing this Form S-8 for the sole purpose of registering 200,000 additional shares of Black Hills Corporation's Common Stock ($1 par value) for issuance under its Employee Stock Purchase Plan. The contents of the Original Registration Statement and the Post-Effective Amendment No. 1, File No. 33-15868 are incorporated by reference.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Items 3, 4, 6, 7, and 9 are incorporated by reference from the Original Registration Statement, File No. 33-15868 and Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-15868.

     Item 5. The legality of the securities offered will be passed upon for the Company by the law firm of Morrill Brown Thomas and Nooney, 625 Ninth Street, Rapid City, South Dakota 57701.

     Members of the firm of Morrill Brown Thomas and Nooney and members of their immediate families own directly or indirectly an aggregate of 8,100 shares of Common Stock of the Company.

     Item 8. Exhibits remain the same except for Exhibits 5, 23(a), and 23(b), manually signed copies of Exhibits 5, 23(a), and 23(b) being attached hereto. These attached exhibits supplement and update the previously filed Exhibits 5, 24(a), and 24(b).

           Exhibit 5          Opinion re:   Legality

           Exhibit 23(a)      Consent of Independent Public Accountants

           Exhibit 23(b)      Consent of Counsel - included with Exhibit 5

           Exhibit 24         Powers of Attorney























     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 28th day of September, 1995.

                                   BLACK HILLS CORPORATION


                                   By  /s/DALE E. CLEMENT
                                        Dale E. Clement, Senior Vice
                                        President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                      Title                    Date

/s/DANIEL P. LANDGUTH            Principal Execute       September 28, 1995
Daniel P. Landguth,              Officer and Director
Chairman and President

/s/DALE E. CLEMENT               Principal Financial     September 28, 1995
Dale E. Clement, Senior          Officer and Director
  Vice President - Finance

/s/GARY R. FISH                  Principal Accounting    September 28, 1995
Gary R. Fish, Controller         Officer

GLENN C. BARBER*                 Directors
Glenn C. Barber

BRUCE B. BRUNDAGE*
Bruce B. Brundage
KIRK E. DEAN*
Kirk E. Dean

MICHAEL B. ENZI*
Michael B. Enzi

JOHN R. HOWARD*                             September 28, 1995
John R. Howard

EVERETT E. HOYT*                   *By:      /s/DANIEL P. LANDGUTH
Everett E. Hoyt                             Daniel P. Landguth
                                                         Attorney at Fact
KAY S. JORGENSEN*
Kay S. Jorgensen